LIMITED ACCESS State Street Corporation First-Quarter 2014 Financial Highlights April 25, 2014 Exhibit 99.3

2 This presentation includes certain highlights of, and also material supplemental to, State Street Corporation’s (State Street’s) news release announcing its first-quarter 2014 financial results. That news release contains a more detailed discussion of many of the matters described in this presentation and is accompanied by detailed financial tables. This presentation is designed to be reviewed together with that news release, which is available on State Street’s website and is incorporated herein by reference. Forward-Looking Statements This presentation contains forward-looking statements as defined by United States securities laws, including statements relating to our goals and expectations regarding our business, financial and capital condition, results of operations, investment portfolio performance and strategies, the financial and market outlook, dividend and stock purchase programs, governmental and regulatory initiatives and developments, and the business environment. Forward-looking statements are often, but not always, identified by such forward-looking terminology as "plan," "expect," "intend," "forecast," "outlook," "believe," "anticipate," "estimate," "seek," "may," "will," "trend," "target," "objective," "strategy" and "goal," or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to April 25, 2014. Important factors that may affect future results and outcomes include, but are not limited to: the financial strength and continuing viability of the counterparties with which we or our clients do business and to which we have investment, credit or financial exposure, including, for example, the direct and indirect effects on counterparties of the sovereign-debt risks in the U.S., Europe and other regions; increases in the volatility of, or declines in the level of, our net interest revenue, changes in the composition or valuation of the assets recorded in our consolidated statement of condition (and our ability to measure the fair value of investment securities) and the possibility that we may change the manner in which we fund those assets; the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities and inter- bank credits, and the liquidity requirements of our clients; the level and volatility of interest rates and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally; the credit quality, credit-agency ratings and fair values of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss in our consolidated statement of income; our ability to attract deposits and other low-cost, short-term funding, and our ability to deploy deposits in a profitable manner consistent with our liquidity requirements and risk profile; the manner and timing with which the Federal Reserve and other U.S. and foreign regulators implement the Dodd-Frank Act changes to the Basel III capital framework and European legislation, such as the Alternative Investment Fund Managers Directive and Undertakings for Collective Investment in Transferable Securities Directives, with respect to the levels of regulatory capital we must maintain, our credit exposure to third parties, margin requirements applicable to derivatives, banking and financial activities and other regulatory initiatives in the U.S. and internationally, including regulatory developments that result in changes to our structure or operating model, increased costs or other changes to how we provide services; adverse changes in the regulatory capital ratios that we are required or will be required to meet, whether arising under the Dodd-Frank Act or the Basel III capital and liquidity standards, or due to changes in regulatory positions, practices or regulations in jurisdictions in which we engage in banking activities, including changes in internal or external data, formulae, models, assumptions or other advanced systems used in the calculation of our capital ratios that cause changes in those ratios as they are measured from period to period; increasing requirements to obtain the prior approval of the Federal Reserve or our other regulators for the use, allocation or distribution of our capital or other specific capital actions or programs, including acquisitions, dividends and equity purchases, without which our growth plans, distributions to shareholders, equity purchase programs or other capital initiatives may be restricted; changes in law or regulation, or the enforcement of law or regulation, that may adversely affect our business activities or those of our clients or our counterparties, and the products or services that we sell, including additional or increased taxes or assessments thereon, capital adequacy requirements, margin requirements and changes that expose us to risks related to the adequacy of our controls or compliance programs; financial market disruptions or economic recession, whether in the U.S., Europe, Asia or other regions; our ability to promote a strong culture of risk management, operating controls, compliance oversight and governance that meet our expectations and those of our clients and our regulators; the results of, and costs associated with, government investigations, litigation and similar claims, disputes, or proceedings; delays or difficulties in the execution of our previously announced Business Operations and Information Technology Transformation program, which could lead to changes in our estimates of the charges, expenses or savings associated with the planned program and may cause volatility of our earnings; the potential for losses arising from our investments in sponsored investment funds; the possibility that our clients will incur substantial losses in investment pools for which we act as agent, and the possibility of significant reductions in the liquidity or valuation of assets underlying those pools; our ability to anticipate and manage the level and timing of redemptions and withdrawals from our collateral pools and other collective investment products; the credit agency ratings of our debt and depository obligations and investor and client perceptions of our financial strength; adverse publicity, whether specific to State Street or regarding other industry participants or industry-wide factors, or other reputational harm; our ability to control operational risks, data security breach risks and outsourcing risks, and our ability to protect our intellectual property rights, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will prove insufficient, fail or be circumvented; dependencies on information technology and our ability to control related risks, including cyber-crime and other threats to our information technology infrastructure and systems and their effective operation both independently and with external systems, and complexities and costs of protecting the security of our systems and data; our ability to grow revenue, control expenses, attract and retain highly skilled people and raise the capital necessary to achieve our business goals and comply with regulatory requirements; changes or potential changes to the competitive environment, including changes due to regulatory and technological changes, the effects of industry consolidation and perceptions of State Street as a suitable service provider or counterparty; changes or potential changes in how and in what amounts clients compensate us for our services, and the mix of services provided by us that clients choose; our ability to complete acquisitions, joint ventures and divestitures, including the ability to obtain regulatory approvals, the ability to arrange financing as required and the ability to satisfy closing conditions; the risks that our acquired businesses and joint ventures will not achieve their anticipated financial and operational benefits or will not be integrated successfully, or that the integration will take longer than anticipated, that expected synergies will not be achieved or unexpected negative synergies will be experienced, that client and deposit retention goals will not be met, that other regulatory or operational challenges will be experienced, and that disruptions from the transaction will harm our relationships with our clients, our employees or regulators; our ability to recognize emerging needs of our clients and to develop products that are responsive to such trends and profitable to us, the performance of and demand for the products and services we offer, and the potential for new products and services to impose additional costs on us and expose us to increased operational risk; changes in accounting standards and practices; and changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that affect the amount of taxes due. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2013 Annual Report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this presentation speak only as of the date hereof, April 25, 2014, and we do not undertake efforts to revise those forward-looking statements to reflect events after that date.

3 • GAAP-basis earnings per share, or EPS, of $0.81 decreased from $1.22 in Q4 ’13 and from $0.98 in Q1 ’13 – GAAP-basis EPS for Q1 ’14 reflects pre-tax severance costs of $72 million, or $0.11 per share, related to staff reductions to realign cost base – Compared to Q4 ’13, Q1 ’14 pre-tax expenses and EPS included an incremental $146 million, or $0.23 per share (up from $118 million or $0.18 per share recorded in Q1 ’13), primarily associated with the seasonal deferred incentive compensation expense for retirement-eligible employees and payroll taxes • Total GAAP-basis revenue of $2.49 billion increased from $2.46 billion in Q4 ’13 and from $2.44 billion in Q1 ’13 • Operating-basis1 EPS of $0.99 was down 13.9% from $1.15 in Q4 ’13 and up 3.1% from $0.96 in Q1 ’13 • Total operating-basis1 revenue was $2.56 billion, up 1.2% from $2.53 billion in Q4 ’13 and up 3.6% from $2.47 billion in Q1 ’13 • Core total asset servicing and asset management fees of $1.53 billion were up 0.5% from $1.52 billion in Q4 ’13 and were up 6.4% from $1.44 billion in Q1 ’13 • New business2 – New assets to be serviced totaled $189 billion, including 25 new mandates in alternative investment servicing – Net new assets to be managed by SSgA totaled $4 billion 1 Includes operating-basis (non-GAAP) financial information where noted. Operating-basis financial highlights are a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 2 New business in assets to be serviced is reflected in our assets under custody and administration after we begin servicing the assets, and net new business in assets to be managed is reflected in our assets under management after we begin managing the assets. As such, only a portion of these new asset servicing and asset management mandates is reflected in our assets under custody and administration and assets under management, as the case may be, as of March 31, 2014. Distribution fees from the SPDR® Gold Exchange-Traded Fund, or ETF, are recorded in brokerage and other fee revenue and not in management fee revenue. First-Quarter 2014 Financial Summary1

4 Summary of First-Quarter 2014 GAAP-Basis Financial Results $ in millions, except per share data Q1 '14 Q4 '13 Q1 '13 Q4 '13 Q1 '13 Revenue 2,485$ 2,464$ 2,435$ 0.9% 2.1% Expenses 2,028 1,846 1,826 9.9 11.1 Earnings per share (EPS) .81 1.22 .98 (33.6) (17.3) Return on average common equity (ROE) 7.2% 10.9% 9.1% Pre-tax operating margin 18.3 24.8 25.0 Average diluted common shares outstanding 438.8 445.2 462.8 % change

5 GAAP-Basis Revenue $ in millions Q1 '14 Q4 '13 Q1 '13 Servicing fees 1,238$ 0.5% 5.4% Management fees 292 0.7 11.0 Trading services 239 4.8 (14.9) Securities finance 85 11.8 9.0 Processing fees and other 70 32.1 16.7 Net interest revenue 555 (5.1) (3.6) Gains (losses) related to investment securities, net 6 nm 200.0 Total revenue 2,485$ 0.9% 2.1% % change nm: Not meaningful.

6 GAAP-Basis Expenses $ in millions Q1 '14 Q4 '13 Q1 '13 Compensation and employee benefits 1,157$ 22.4% 11.8% Information systems and communications 244 7.0 3.0 Transaction processing services 191 4.9 6.1 Occupancy 114 (8.1) (1.7) Acquisition and restructuring costs 33 10.0 135.7 Other 289 (14.2) 18.4 Total expenses 2,028$ 9.9% 11.1% % change

7 • Higher servicing fees relative to Q1 ’13 from stronger global equity markets and net new business, partially offset by conservative client risk-taking behavior and lower transaction-related revenue • Higher management fees primarily due to stronger global equity markets compared to Q1 ’13 • Market-driven revenue remained under pressure – The volatility, volumes and spreads for both our securities finance and foreign exchange trading businesses remain below historical norms – As expected, operating-basis Net Interest Revenue (NIR)1 and Net Interest Margin (NIM)1 were pressured by the low interest-rate environment • Higher expenses from the seasonal effect of deferred incentive compensation and payroll taxes and increasing regulatory and compliance requirements • We are responding to the challenges presented by the current environment by continuing to invest in growth opportunities and by realigning our staffing to support our goal of positive annual operating leverage2 for full-year 2014 • We continue to prioritize the return of capital to our shareholders – Completed final phase of $2.1 billion common stock purchase program announced in March 2013 – Board of Directors approved a $1.7 billion common stock purchase program effective through March 31, 2015; we plan to increase Q2 ’14 common stock dividend to $0.30 per share, subject to consideration and approval by Board 1 Includes operating-basis (non-GAAP) financial information where noted. Operating-basis financial highlights are a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 2 Operating leverage is defined as the rate of growth of total revenue less the rate of growth of total expenses, each as determined on an operating basis. First-Quarter 2014 Key Messages

8 First-Quarter 2014 Financial Highlights1 • Key operating-basis (non-GAAP)1 financial metrics – EPS of $0.99 for Q1 ’14 decreased 13.9% from Q4 ’13 and increased 3.1% from Q1 ’13 – Total revenue of $2.56 billion for Q1 ’14 increased 1.2% from Q4 ’13 and 3.6% from Q1 ’13 – Pre-tax operating margin of 25.0% for Q1 ’14; 30.1% for Q4 ’13; and 26.6% for Q1 ’13 – Return on common equity of 8.8% for Q1 ’14; 10.3% for Q4 ’13; and 8.9% for Q1 ’13 • Operating-basis (non-GAAP)1 fee revenue – Total fee revenue for Q1 ’14 was $1.98 billion, an increase of 4.8% compared to Q1 ’13 – Total fee revenue growth for Q1 ’14 compared to the same period in 2013 was primarily due to higher core servicing and management fee revenue, securities finance revenue and processing fees and other revenue • Operating-basis (non-GAAP)1 expenses – Compared to Q4 ’13, Q1 ’14 pre-tax expenses included an incremental $157 million related to incentive compensation and payroll taxes – $146 million, or $0.23 per share, is primarily associated with the seasonal deferred incentive compensation expense for retirement-eligible employees and payroll taxes – Compensation and employee benefit expenses continue to be impacted by additional costs associated with installing new business, implementing additional regulatory and compliance requirements, and investing in growth opportunities 1 Represents operating-basis (non-GAAP) financial information. Operating-basis financial highlights are a non-GAAP presentation. See pages 4-6 of this presentation for a GAAP-basis presentation of the referenced information for the relevant periods. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating- basis financial information.

9 First-Quarter 2014 Financial Highlights1 (Continued) • Operating-basis (non-GAAP)1 expenses (continued) – Business Operations and Information Technology Transformation program remains on track to deliver additional pre-tax expense savings of approximately $130 million for full-year 20142 – Overall program pre-tax, annualized expense savings2 expected to be in the range of approximately $575 million to $625 million by the end of 2014, with full effect in 2015, in line with initial plan • Operating-basis (non-GAAP)1 NIR and NIM – Operating-basis NIR1 and NIM1 were pressured by the low interest-rate environment – NIR decreased 4.0% to $572 million from Q4 ’13, primarily due to $19 million of interest revenue recorded in Q4 ’13 associated with a municipal security that had been previously impaired and lower yields on interest-earning assets; compared to Q1 ’13, NIR decreased from $577 million, or 0.9%, primarily due to lower yields on interest-earning assets, partially offset by lower interest expense – NIM of 124 basis points, or bps, decreased from 130 bps in Q4 ’13 on an unadjusted basis; NIM decreased from 125 bps in Q4 ’13, excluding $19 million of Q4 ’13 interest revenue associated with a municipal security that had been previously impaired; NIM declined from 131 bps in Q1 ’13 due to lower yields on interest-earning assets • 2014 Operating-basis (non-GAAP)1 Net Interest Revenue Outlook Scenarios – Assuming a modest improvement in market interest rates - not administered rates—later in 2014, full-year NIR expected to be $25 million to $50 million lower than 2013 adjusted NIR3 of $2.29 billion. – Assuming static interest rates at 2013 year-end levels for the remainder of the year, full-year 2014 NIR expected to be $50 million to $100 million lower than 2013 adjusted NIR3 of $2.29 billion. 1 Includes operating-basis (non-GAAP) financial information where noted. Operating-basis financial highlights are a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our historical operating-basis financial information. 2 Estimated pre-tax expense savings relate only to the Business Operations and Information Technology Transformation program and are based on projected improvement from our total 2010 operating-basis expenses. Actual total expenses of the Company have increased since 2010, and may increase or decrease in the future, due to other factors. 3 2013 adjusted operating-basis NIR of $2,289 million excludes $19 million of NIR associated with a previously impaired municipal security that was recovered in the fourth quarter of 2013.

10 First-Quarter 2014 Financial Highlights (Continued) • Strong capital position – Return of capital to shareholders through common stock purchases and dividends remains a priority – Purchased approximately 6.1 million shares of our common stock in Q1 ’14, at an average price of $69.14 per share at a total cost of approximately $420 million, under the $2.1 billion common stock purchase program completed in Q1 ’14 – Declared a quarterly common stock dividend of $0.26 per share in Q1 ’14 – Board of Directors authorized a new $1.7 billion common stock purchase program, effective through March 31, 2015, following the completion of the Federal Reserve’s 2014 CCAR process – Seeking approval by the Board in May to increase our Q2 ’14 common stock dividend by $0.04, to $0.30 per share, as provided in our 2014 capital plan – Tier 1 common ratio1 was 16.4% as of March 31, 2014, calculated using currently applicable regulatory requirements – Estimated pro forma Basel III tier 1 common ratio1 as of March 31, 2014 was 11.1% (standardized approach) and 13.2% (advanced approach), each calculated in conformity with the Basel III final rule. Under the Basel III final rule, once the provisions affecting capital are fully implemented (effective January 1, 2015), the lower of the Basel III tier 1 common ratios calculated by us under the standardized and advanced approaches will apply in the assessment of our capital adequacy for regulatory purposes 1 Estimated pro forma Basel III tier 1 common ratios are preliminary estimates by State Street, calculated in conformity with the advanced and standardized approaches in the Basel III final rule. Refer to pages 15 and 17 of this presentation for important information about the Basel III final rule, State Street's calculations of its tier 1 common ratios thereunder, factors that could influence State Street's calculation of its tier 1 common ratios and other information about our capital ratios. Unless otherwise specified, all capital ratios referenced in this presentation refer to State Street Corporation and not State Street Bank and Trust Company. Refer to the addendum linked to this presentation for a further description of these ratios, and for reconciliations applicable to State Street’s tier 1 common ratio.

11 Summary of First-Quarter 2014 Operating-Basis (Non-GAAP) Financial Results1 1 Results presented on an operating basis, a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 2 Operating leverage is defined as the rate of growth of total revenue less the rate of growth of total expenses, each as determined on an operating basis. $ in millions, except per share data Q1 '14 Q4 '13 Q1 '13 Q4 '13 Q1 '13 Revenue 2,559$ 2,528$ 2,470$ 1.2% 3.6% Expenses 1,917 1,760 1,812 8.9 5.8 EPS .99 1.15 .96 (13.9) 3.1 ROE 8.8% 10.3% 8.9% NIM 1.24 1.30 1.31 Pre-tax operating margin 25.0 30.1 26.6 Operating leverage2 (769) bps (219) bps Average diluted common shares outstanding 438.8 445.2 462.8 Change

STATE STREET.

Operating-Basis (Non-GAAP) Revenue[1]

$ in millions	Q1 '14	% change Q4 '13	% change Q1 '13
Servicing fees	$ 1,238	0.5%	5.4%
Management fees	292	0.7	11.0
Trading services	239	4.8	(14.9)
Securities finance	85	11.8	9.0
Processing fees and other	127	19.8	35.1
Net interest revenue	572	(4.0)	(0.9)
Gains (losses) related to investment securities, net	6	nm	200.0
Total operating-basis revenue	$ 2,559	1.2%	3.6%

Key Drivers

- Q1 '14 servicing fees were up modestly compared to Q4 '13, primarily due to stronger global equity markets and net new business, partially offset by lower transaction-related revenue; increased from Q1 '13, primarily due to stronger global equity markets and net new business
- Q1 '14 asset management fees increased modestly from Q4 '13, primarily due to net new business and stronger global equity markets, partially offset by lower performance fees; increased from Q1 '13 primarily due to stronger global equity markets
- Trading services revenue increased from Q4 '13 primarily due to higher foreign-exchange trading volumes and volatility. Compared to Q1 '13, trading services revenue declined primarily due to lower foreign-exchange trading and lower distribution fees associated with the SPDR® Gold ETF
- Securities finance revenue increased from Q4 '13, primarily due to higher spreads and volumes. Compared to Q1 '13, securities finance revenue increased primarily due to new business in enhanced custody
- Processing fees and other revenue increased from Q4 '13, primarily due to an increase in revenue from joint ventures, tax-advantaged investments and certain portfolio transition services. Compared to Q1 '13, processing fees and other revenue increased, primarily due to higher revenue associated with our investment in bank-owned life insurance, a more favorable counterparty valuation adjustment and higher revenue from tax-advantaged investments
- NIR decreased on a sequential-quarter basis primarily due to $19 million in interest revenue recorded in Q4 '13 associated with a municipal security that had been previously impaired, and lower yields on interest-earning assets
- NIM decreased to 124 bps in Q1 '14 from 125 bps in Q4 '13, excluding the Q4 '13 impact of $19 million in interest revenue associated with a municipal security that had been previously impaired nm: Not meaningful.

[1] Results presented on an operating basis, a non-GAAP presentation, where applicable. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information.

12

STATE STREET.

Operating-Basis (Non-GAAP) Expenses[1]

		% change	
$ in millions	Q1 '14	Q4 '13	Q1 '13
Compensation and employee benefits	$ 1,085	16.2%	4.8%
Information systems and communications	244	7.0	3.0
Transaction processing services	191	4.9	6.1
Occupancy	114	(8.1)	(1.7)
Other	283	(3.1)	16.0
Total operating-basis expenses	$ 1,917	8.9%	5.8%

Key Drivers

- Q1 '14 compensation and employee benefits expenses increased from Q4 '13, primarily due to an incremental $146 million, or $0.23 per share, associated with the seasonal deferred incentive compensation expense for retirement-eligible employees and payroll taxes. Compared to Q1 '13, compensation and employee benefits expenses increased, primarily due to higher incentive compensation and increased costs associated with installing new business, implementing additional regulatory and compliance requirements, and investing in growth opportunities
- Information systems and communication expenses increased from Q4 '13 and Q1 '13, primarily due to the planned transition of certain functions to external service providers as well as higher maintenance costs associated with the new technology implemented as part of the Business Operations and Information Technology Transformation program
- Transaction processing services expenses increased from Q4 '13 and Q1 '13 primarily due to higher volumes and higher equity values in the investment servicing business
- Occupancy expense decreased from Q4 '13, primarily due to a one-time $8 million charge in Q4 '13 and a $4 million credit in Q1 '14, each associated with a sublease renegotiation
- Other expenses decreased in Q1 '14 compared to Q4 '13 primarily due to lower securities processing, sales promotion, and professional services costs. Q4'13 other expenses included $28 million of Lehman Brothers-related gains and recoveries. Compared to Q1 '13, other expenses increased, primarily due to higher professional services associated with regulatory compliance costs and higher sales promotion costs

[1] Results presented on an operating basis, a non-GAAP presentation, where applicable. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information.

13

14 Balance Sheet Highlights First-Quarter 20141, 2 Investment portfolio • Size: $117 billion, up slightly from end of Q4 ’13 • Credit profile: approximately 89% rated AAA / AA • Fixed-rate/floating-rate mix: 45% / 55% • Duration: 1.9 years • Unrealized after-tax mark-to-market (MTM) gain: $124 million • Purchased $5.2 billion in Q1 ’14; average tax-equivalent yield: 1.78% • Discount accretion of $27 million in Q1 ’14 related to former conduit assets; approximately $548 million expected to accrue over the remaining lives of the former conduit securities3 Interest-rate risk metrics • Economic value of equity (EVE)4: (13.2)% of total regulatory capital5 as of March 31, 2014, versus (14.9)% as of December 31, 2013, in an up-200-bps shock to quarter-end interest-rate levels hypothetical scenario • Unrealized after-tax MTM loss sensitivity: approximately $(1.3) billion after-tax in an up-100- bps shock to quarter-end interest-rate levels hypothetical scenario Other balance sheet activity • Senior secured bank loans: total of $1.3 billion as of March 31, 2014, floating rate, primarily BB/B rated • Recorded $2 million loan loss provision related to the aggregate senior secured bank loan portfolio 1 As of period-end where applicable. 2 See appendix included in this presentation for a description of the investment portfolio. 3 Based on numerous assumptions, including holding the securities to maturity, anticipated prepayment speeds and credit quality. 4 For additional information regarding EVE, refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in State Street’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC. 5 Total regulatory capital is defined as the sum of tier 1 and tier 2 risk-based capital.

15 Capital Footnotes 1, 2 and 3 provided on page 17. First-Quarter 2014 Highlights • Maintained a strong capital position • In Q1 ’14, completed the final phase of the $2.1 billion common stock purchase program with the purchase of approximately 6.1 million of our common stock at an average price of $69.14 per share and a total cost of approximately $420 million • Declared a $0.26 per share quarterly common stock dividend in Q1 ’14 • Announced Board approval of a new common stock purchase program of up to $1.7 billion through March 31, 2015 • Seeking Board approval in May to increase our Q2 ’14 common stock dividend to $0.30 per share Returning Capital to Shareholders Remains a Priority While Maintaining a Strong Capital Position Capital Ratios as of March 31, 20141 Total capital 20.9% Tier 1 capital 18.2% Tier 1 leverage State Street Corporation 7.4% State Street Bank and Trust Company 6.9% Tier 1 common 16.4% Tangible common equity (TCE) 6.7% Estimated pro forma Basel III tier 1 common ratio as of March 31, 20142 Estimated pro forma tier 1 common ratio calculated under July 2013 Basel III final rule, as of March 31, 2014 (standardized approach) 11.1% Estimated pro forma tier 1 common ratio calculated under July 2013 Basel III final rule, as of March 31, 2014 (advanced approach) 13.2% Estimated pro for a Basel III Supplementary Leverage Ratio as of March 31, 20143 State Street Corporation 6.4% State Stre t B nk and Trust Company 6.0%

16 Operating-basis effective tax rate - prior calculation Q1 '14 Q4 '13 Q1 '13 Income before income tax expense, operating-basis 640$ 762$ 658$ Less aggregate tax-equivalent adjustments 101 95 66 Income before income tax expense, excluding tax-equivalent adjustments, operating-basis 539 667 592 Income tax expense, operating-basis 200 240 206 Less aggregate tax-equivalent adjustments 101 95 66 Income tax expense, after eliminating tax-equivalent adjustments, operating-basis 99 145 140 Effective tax rate, operating-basis, prior calculation 18.4% 21.9% 23.6% Operating-basis effective tax rate - revised calculation Q1 '14 Q4 '13 Q1 '13 Income before income tax expense, operating-basis 640$ 762$ 658$ Income tax expense, operating-basis 200 240 206 Effective tax rate, operating-basis, revised calculation 31.2% 31.6% 31.3% Effective Tax Rate Calculations • Beginning with the first quarter of 2014, we are presenting our operating-basis effective tax rate to reflect the tax-equivalent adjustments associated with our investments in tax-exempt securities, low-income housing and alternative energy • There is no effect on operating-basis revenue, pre-tax income or after-tax earnings; affects only stated operating-basis effective tax rate. This change, which is also incorporated in the comparative prior-period rates shown below, will result in a more informative presentation of the ordinary tax rate generated by State Street’s business activity

17 1Unless otherwise specified, all capital ratios referenced on page 15 and elsewhere in this presentation refer to State Street Corporation, or State Street, and not State Street Bank and Trust Company, or State Street Bank. Refer to the addendum linked to this presentation for a further description of these ratios, and for reconciliations applicable to State Street's tier 1 common and tangible common equity, or TCE, ratios presented on page 15. 2On July 2, 2013, the Federal Reserve issued a rule intended to implement the Basel III framework in the U.S. Provisions of the Basel III final rule become effective under a transition timetable, which began on January 1, 2014. On February 21, 2014, we were notified by the Federal Reserve that we have completed our parallel run period and will be required to begin using the advanced approaches framework as provided in the Basel III final rule in the determination of our risk-based capital requirements. Pursuant to this notification, we will use the advanced approaches framework to calculate and publicly disclose our risk-based capital ratios beginning with the second quarter of 2014. Once the provisions of the Basel III final rule affecting capital are fully implemented effective January 1, 2015, the lower of the Basel III tier I common ratio calculated by us under the Basel III advanced approach or standardized approach will apply in the assessment of our capital adequacy for regulatory purposes. The estimated pro forma Basel III tier 1 common ratios presented in the table on page 15 as of March 31, 2014 are preliminary estimates by State Street, calculated in conformity with the advanced and standardized approaches in the Basel III final rule. Each of these calculations is based on State Street's present interpretations of the final rule as of April 25, 2014. Refer to the addendum linked to this presentation for information concerning the specified capital ratios and for reconciliations of State Street's estimated pro forma Basel III tier 1 common ratios to the tier 1 common ratio calculated using currently applicable regulatory requirements. The estimated pro forma Basel III tier 1 common ratio as of March 31, 2014, calculated in conformity with the advanced approach in the Basel III final rule, reflects calculations and determinations with respect to State Street's capital and related matters as of March 31, 2014, based on State Street and external data, quantitative formulae, statistical models, historical correlations and assumptions, collectively referred to as “advanced systems”, in effect and used by State Street for those purposes as of April 25, 2014. Significant components of these advanced systems involve the exercise of judgment by State Street and its regulators, and these advanced systems may not accurately represent or calculate the scenarios, circumstances, outputs or other results for which they are designed or intended. Due to the influence of changes in these advanced systems, whether resulting from changes in data inputs, regulation or regulatory supervision or interpretation, State Street-specific or market activities or experiences or other updates or factors, State Street expects that its advanced systems and its capital ratios calculated in conformity with the Basel III framework will change and may be volatile over time, and that those latter changes or volatility could be material as calculated and measured from period to period. 3On April 8, 2014, U.S. banking regulators issued a final rule enhancing the supplementary leverage ratio, or SLR, standards for certain bank holding companies, like State Street, and their insured depository institution subsidiaries, like State Street Bank. We refer to this final rule as the SLR final rule. Under the SLR final rule, upon implementation as of January 1, 2018, State Street Bank must maintain a supplementary leverage ratio of at least 6 percent to be well capitalized under the U.S. banking regulators’ Prompt Corrective Action framework. The SLR final rule also provides that if State Street maintains an SLR of at least 5%, it is not subject to limitations on distributions and discretionary bonus payments under the SLR final rule. On April 8, 2014, in addition to the SLR final rule, U.S. banking regulators published a notice of proposed rulemaking, or NPR, that would revise the denominator of the SLR, composed of total leverage exposure, that the regulators initially adopted as part of the Basel III final rule in July 2013. Specifically, the NPR would revise the treatment of on- and off-balance sheet exposures used in the calculation of total leverage exposure, and more closely align the regulators’ standards with respect to the calculation of total leverage exposure with the Basel Committee standards. The proposed rule would incorporate in total leverage exposure the effective notional principal amount of credit derivatives and other similar instruments through which a banking organization provides credit protection; modify the calculation of total leverage exposure for derivatives and repo-style transactions; and revise the credit conversion factors applied to certain off-balance sheet exposures. The NPR also would change the methodology used to calculate the SLR by requiring total leverage exposure to be calculated on a daily average basis. The estimated pro forma SLRs presented on page 15 are calculated in conformity with State Street’s present interpretations of the April 2014 NPR, except that off- balance sheet exposures included in total leverage exposure reflect the simple average of three month-end measures for off-balance sheet exposures, not the daily average. Footnotes to Page 15

18 APPENDIX A. Investment Portfolio B. Non-GAAP Measures and Capital Ratios Pages 19-25 26

19 A. Investment Portfolio

20 Portfolio amounts are expressed at book value; book value includes the amortized cost of transferred securities at the time they were transferred. OECD=Organization for Economic Cooperation and Development FFELP=Federal Family Education Loan Program Government / Agency Structured Securities Unsecured Credit Treasuries Agency debentures Agency mortgages Small Business Administration loans OECD governments FFELP student loans Asset-backed securities (ABS) Mortgage-backed securities (MBS) Commercial mortgage-backed securities (CMBS) Covered bonds Corporate bonds Municipals $49 billion $49 billion $19 billion Investment Portfolio Investment Portfolio as of March 31, 2014

STATE STREET.

Investment Portfolio

Investment Portfolio Detail as of March 31, 2014

- 89% rated AAA / AA
- Constructed to perform well through periods of economic weakness
- Unrealized after-tax mark-to-market (MTM) gain of $124M[1]
- Assets selected using rigorous credit process
- Diversified by asset class and geography

$ in billions	U.S. Treasuries & Agencies[2]	AAA	AA	A	BBB	<BBB	Not Rated[3]	Total	Unrealized After-tax MTM Gain / (Loss) ($M)
3/31/14	$30.3	$51.7	$22.5	$7.4	$3.2	$2.1	$0.1	$117.3	$124
	26%	44%	19%	6%	3%	2%	0%	100%	
12/31/13	$29.6	$51.7	$22.4	$7.7	$3.4	$2.2	$0.1	$117.1	$(213)
	26%	44%	19%	6%	3%	2%	0%	100%	
12/31/12	$37.6	$46.0	$22.7	$8.5	$3.2	$2.1	$0.1	$120.2	$697
	31%	38%	19%	7%	3%	2%	0%	100%	
12/31/11	$32.6	$49.9	$15.5	$7.0	$2.5	$2.2	$0.1	$109.8	$(374)
	30%	45%	14%	7%	2%	2%	0%	100%	
12/31/10		$74.8	$10.6	$5.5	$2.3	$1.9	$0.2	$95.3	$(504)
		79%	11%	6%	2%	2%	0%	100%	

Portfolio amounts are expressed at book value; book value includes the amortized cost of transferred securities at the time they were transferred.

1. At 3/31/14: after-tax unrealized MTM gain/(loss) includes after-tax unrealized gain on securities available for sale of $235 million, after-tax unrealized loss on securities held to maturity of $(9) million and after-tax unrealized loss primarily related to securities previously transferred from available for sale to held to maturity of $(102) million.
2. Beginning in August 2011, U.S. Treasuries and Agencies/Agency MBS became split rated – AAA by Moody's and AA+ by S&P. For dates after August 2011, these securities are classified separately in the table above and not included in either the AAA or AA classifications.
3. Certain securities previously categorized as Not Rated, are now included in the AAA category, based on Moody's/S&P ratings.

21

22 Ratings 1 Book Value ($B) Book Value (% Total) Unrealized After-tax MTM Gain / (Loss) ($M) 2 Investment UST / AGY AAA AA A BBB <BBB Not Rated Fixed Rate / Floating Rate Government/Agency securities 66% 18% 16% — — — — $10.7 9.1% $(192) 93% / 7% Asset-backed securities — 70% 22% 4% 1% 3% — 53.9 45.9 178 3% / 97% Mortgage-backed securities 92% 3% 1% 1% 1% 2% — 25.1 21.4 (40) 84% / 16% Commercial mortgage- backed securities 2% 83% 8% 6% 1% — — 6.2 5.3 11 65% / 35% Corporate bonds — — 12% 54% 34% — — 6.4 5.5 91 94% / 6% Covered bonds — 100% — — — — — 2.6 2.2 12 28% / 72% Municipal bonds — 21% 68% 10% 1% — — 8.0 6.8 58 99% / 1% Clipper tax-exempt bonds/other — 48% 40% 10% 1% — 1% 4.4 3.8 6 21% / 79% TOTAL PORTFOLIO 26% 44% 19% 6% 3% 2% 0% $117.3 100.0% $124 45% / 55% Portfolio amounts are expressed at book value; book value includes the amortized cost of transferred securities at the time they were transferred. 1. U.S. Treasuries and Agencies/Agency MBS are split rated - AAA by Moody’s and AA+ by S&P. These securities are classified separately in the table above and not included in either the AAA or AA classifications. 2. At 3/31/14: after-tax unrealized MTM gain/(loss) includes after-tax unrealized gain on securities available for sale of $235 million, after-tax unrealized loss on securities held to maturity of $(9) million and after-tax unrealized loss primarily related to securities previously transferred from available for sale to held to maturity of $(102) million. Investment Portfolio Holdings by Asset Class as of March 31, 2014

STATE STREET.

Investment Portfolio

Asset-backed Securities Holdings as of March 31, 2014

Investment	Ratings[1]							Book Value ($B)	Book Value (% Total)	Unrealized After-tax MTM Gain / (Loss) ($M)
	UST / AGY	AAA	AA	A	BBB	<BBB	Not Rated			
Student Loans	—	31%	64%	5%	—	—	—	$16.3	30.2%	$(43)
Credit Cards	—	99%	1%	—	—	—	—	9.8	18.2	(1)
Auto/Equipment	—	99%	—	1%	—	—	—	5.6	10.4	7
Non-US RMBS	—	84%	4%	5%	2%	5%	—	15.4	28.6	183
CLOs	—	81%	19%	—	—	—	—	5.3	9.8	72
Sub-Prime	—	3%	3%	26%	15%	53%	—	1.2	2.2	(48)
HELOC	—	—	—	100%	—	—	—	0.0	0.0	(1)
Other	—	—	2%	39%	58%	1%	—	0.3	0.6	9
TOTAL ABS	—	70%	22%	4%	1%	3%	—	$53.9	100.0%	$178

Portfolio amounts are expressed at book value; book value includes the amortized cost of transferred securities at the time they were transferred.

1. U.S. Treasuries and Agencies/Agency MBS are split rated - AAA by Moody's and AA+ by S&P. These securities are classified separately in the table above and not included in either the AAA or AA classifications.

RMBS = Residential Mortgage Backed Securities; CLO = Collateralized Loan Obligation; HELOC = Home Equity Line of Credit

23

24 Ratings 1 Book Value ($B) Book Value (% Total) Unrealized After-tax MTM Gain / (Loss) ($M) Investment UST / AGY AAA AA A BBB <BBB Not Rated Agency MBS 100% — — — — — — $23.1 73.8% $(47) Non-Agency MBS — 41% 5% 13% 13% 28% — 2.0 6.4 7 CMBS 2% 83% 8% 6% 1% — — 6.2 19.8 11 TOTAL MBS 74% 19% 2% 2% 1% 2% — $31.3 100.0% $(29) Portfolio amounts are expressed at book value; book value includes the amortized cost of transferred securities at the time they were transferred. 1. U.S. Treasuries and Agencies/Agency MBS are split rated - AAA by Moody’s and AA+ by S&P. These securities are classified separately in the table above and not included in either the AAA or AA classifications. Investment Portfolio Mortgage-backed Securities Holdings as of March 31, 2014

25 Non-U.S. Investments: Ratings Non-U.S. Investments: Asset Class 1. Sovereign debt is reflected in the government agency column. 2. Country of collateral used except for corporates, where country of issuer is used. Excludes equity securities of approximately $8.5 million. (1) Investment Portfolio Non-U.S. Investment Summary as of March 31, 2014 March 31, 2014 Book Book Value ($B) Value Average Gov't/ ABS ABS Corporate Covered ($B) Rating Agency 1 FRMBS All Other Bonds Bonds Other United Kingdom 10.4$ AAA -$ 7.4$ 2.4$ 0.3$ 0.3$ -$ Australia 6.0 AA - 3.3 0.8 0.2 0.7 1.0 Netherlands 4.5 AAA - 4.1 0.1 0.1 0.2 - Germany 2.9 AAA - - 2.9 - - - Canada 2.4 AAA 1.9 - - 0.3 0.2 - France 1.5 AAA - - 0.8 0.2 0.5 - Japan 1.0 AA 1.0 - - - - - Korea 0.8 AA 0.8 - - - - - Norway 0.4 AAA - - 0.1 - 0.3 - Finland 0.4 AAA - - 0.1 - 0.3 - Italy 0.4 A - 0.3 - 0.1 - - Spain 0.2 BB - 0.1 0.1 - - - Irela d 0.1 B - 0.1 - - - - Portugal 0.1 BB - 0.1 - - - - Other 0.4 AA - - 0.1 0.2 0.1 - Non-U.S. Investments 2 31.5$ 3.7$ 15.4$ 7.4$ 1.4$ 2.6$ 1.0$ U.S. Investments 85.8 Total Portfolio 117.3$ AAA 80.0% AA 9.4% A 5.6% BBB 2.6% BB 1.7% <BB 0.7% Gov't/Agency, 11.7% ABS: FRMBS, 48.9% ABS: All Other, 23.5% Corp, 4.4% Covered, 8.3% Other, 3.2%

26 B. Non-GAAP Measures and Capital Ratios Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. To access the addendum go to www.statestreet.com/stockholder and click on “Filings & Reports – Financial Trends”.